UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Annual Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                  April 4, 2003

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
    (State or other           (Commission File No.)        (I.R.S. Employer
    jurisdiction of                                       Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:               (530) 898-0300
--------------------------------------------------------------------------------

Item 2: Acquisition or Disposition of Assets

     TriCo Bancshares (NASDAQ:TCBK), parent company of Tri Counties Bank, acquired North State National Bank, a national banking organization located in Chico, California, by the merger of North State into its wholly owned subsidiary, Tri Counties Bank, effective 5:01 pm on April 4, 2003. The acquisition and the related merger agreement dated October 3, 2003, was approved by the California Department of Financial Institutions, the Federal Deposit Insurance Corporation, and the shareholders of North State National Bank on March 4, March 7, and March 19, 2003, respectively.
     Under the terms of the merger agreement, TriCo will issue $13,090,105 in cash, 723,511 shares of TriCo common stock, and options to purchase 79,587 shares of TriCo common stock at an average exercise price of $6.22 per share in exchange for all of the 1,234,375 common shares and options to purchase 79,937 common shares of North State National Bank outstanding as of April 4, 2003. The shares of TriCo common stock to be issued were registered on a Form S-4 Registration Statement declared effective on February 3, 2003. At March 31, 2003, TriCo Bancshares had 7,080,470 shares of common stock outstanding. Based upon TriCo's closing stock price of $25.65 on April 4, 2003, the aggregate value of the cash and the TriCo options and common stock to be issued in the merger would be approximately $33,195,000.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

        (a)  Financial  Statements of Businesses  Acquired.  Attached as Exhibit
             99.1 are the audited financial statements for North State National Bank for the year ended December 31, 2002.
        (b) Pro Forma Financial Information. Attached as Exhibit 99.2 is pro forma unaudited financial information reflecting the acquisition of North State National Bank.
        (c) Exhibits. The following is furnished in accordance with the provisions of Item 601 of Regulation S-K.

             (99.3)   Press release dated April 7, 2003


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  April 15, 2003           By:  /s/ Thomas J. Reddish
                                     ---------------------------------
                                     Thomas J. Reddish, Vice President and
                                     Chief Financial Officer (Principal
                                     Financial and Accounting Officer)



INDEX TO EXHIBITS


Exhibit No.                Description
-----------                --------------------------------------------
   99.1                    Audited Financial Statements of North State
                           National Bank for the years ended December
                           31, 2001 and 2002

   99.2                    Pro Forma Unaudited Financial Information

   99.3                    Press release dated April 7, 2003

   99.4                    Consent of Perry-Smith, LLP

Exhibit 99.1






                            NORTH STATE NATIONAL BANK


                              FINANCIAL STATEMENTS


                               FOR THE YEARS ENDED

                        DECEMBER 31, 2002, 2001 AND 2000

                                       AND

                          INDEPENDENT AUDITOR'S REPORT

                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors
  and Shareholders
North State National Bank

     We have audited the accompanying balance sheet of North State National Bank as of December 31, 2002 and 2001, and the related statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North State National Bank as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.



                                   /s/ Perry-Smith LLP



Sacramento, California
January 30, 2003,
   except for Note 15, as to which
   the date is March 19, 2003



                            NORTH STATE NATIONAL BANK

                                  BALANCE SHEET

                           December 31, 2002 and 2001

                                                                                   2002                2001
                                                                            ------------------  ------------------
                                 ASSETS

Cash and due from banks                                                     $        7,049,271  $        5,898,143
Interest-bearing deposits                                                              476,880           5,430,320
Federal funds sold                                                                   3,215,000           3,302,000
Investment securities (market value of $49,359,400
  in 2002 and $39,116,350 in 2001) (Notes 2 and 12)                                 49,310,796          39,082,324
Loans, less reserve for loan losses of $935,210 in
  2002 and $984,913 in 2001 (Notes 3, 7 and 13)                                     81,777,473          72,561,635
Bank premises and equipment, net (Note 4)                                            1,389,216           1,428,075
Accrued interest receivable and other assets (Note 5)                                  935,707           1,201,746
                                                                            ------------------  ------------------

                                                                            $      144,154,343  $      128,904,243
                                                                            ==================  ==================

                             LIABILITIES AND
                          SHAREHOLDERS' EQUITY

Deposits:
  Non-interest bearing                                                      $       25,778,639  $       23,273,698
  Interest bearing (Note 6)                                                        104,098,184          92,895,294
                                                                            ------------------  ------------------

    Total deposits                                                                 129,876,823         116,168,992

Accrued interest payable and other liabilities                                         230,951             416,875
                                                                            ------------------  ------------------

    Total liabilities                                                              130,107,774         116,585,867
                                                                            ------------------  ------------------

Commitments and contingencies (Note 7)

Shareholders' equity (Note 8):
  Common stock - par value $2.50 per share;
    authorized - 2,500,000 shares, issued and
    outstanding - 1,226,740 shares in 2002
    and 1,224,190 shares in 2001                                                     3,066,850           3,060,475
  Additional paid-in capital                                                         4,243,711           4,231,914
  Retained earnings                                                                  6,375,194           4,832,457
  Accumulated other comprehensive income
    (Notes 2 and 9)                                                                    360,814             193,530
                                                                            ------------------  ------------------

    Total shareholders' equity                                                      14,046,569          12,318,376
                                                                            ------------------  ------------------

                                                                            $      144,154,343  $      128,904,243
                                                                            ==================  ==================


                     The accompanying notes are an integral
                       part of these financial statements.



                            NORTH STATE NATIONAL BANK

                                INCOME STATEMENT

              For the Years Ended December 31, 2002, 2001 and 2000


                                                               2002                2001                2000
                                                        ------------------  ------------------  ------------------
Interest income:
  Interest and fees on loans                            $        5,636,228  $        6,114,267  $        6,165,070
  Interest on Federal funds sold                                   116,726             226,706             142,466
  Interest on investment securities:
    Taxable                                                      2,044,624           2,145,518           2,288,491
    Exempt from Federal income taxes                                59,463              64,222              69,171
                                                        ------------------  ------------------  ------------------
      Total interest income                                      7,857,041           8,550,713           8,665,198
                                                        ------------------  ------------------  ------------------

Interest expense:
  Interest on deposits (Note 6)                                  2,007,558           3,247,983           3,773,707
  Interest on short-term borrowings (Note 12)                                                               29,747
                                                        ------------------  ------------------  ------------------
      Total interest expense                                     2,007,558           3,247,983           3,803,454
                                                        ------------------  ------------------  ------------------

      Net interest income                                        5,849,483           5,302,730           4,861,744

Provision for loan losses (Note 3)                                                     169,000
                                                        ------------------  ------------------  ------------------
      Net interest income after provision for
        loan losses                                              5,849,483           5,133,730           4,861,744
                                                        ------------------  ------------------  ------------------

Non-interest income:
   Service charges                                                 340,552             335,242             302,579
   Gain on sales and calls of investment securities
     (Note 2)                                                       55,130             141,351
   Other income                                                    142,983             148,474             132,008
                                                        ------------------  ------------------  ------------------
      Total non-interest income                                    538,665             625,067             434,587
                                                        ------------------  ------------------  ------------------

Other expenses:
  Salaries and employee benefits (Notes 3 and 14)                1,528,740           1,492,409           1,486,475
  Occupancy (Notes 4 and 7)                                        198,656             197,110             181,242
  Equipment (Note 4)                                               235,211             272,374             262,398
  Other (Note 11)                                                  933,930             782,366             733,373
                                                        ------------------  ------------------  ------------------
      Total other expenses                                       2,896,537           2,744,259           2,663,488
                                                        ------------------  ------------------  ------------------

      Income before income taxes                                 3,491,611           3,014,538           2,632,843

Income taxes (Note 5)                                            1,459,000           1,226,000           1,054,000
                                                        ------------------  ------------------  ------------------
      Net income                                        $        2,032,611  $        1,788,538  $        1,578,843
                                                        ==================  ==================  ==================
Basic earnings per share (Note 8)                             $       1.66        $      1.47        $       1.31
                                                              ============        ===========        ============
Diluted earnings per share (Note 8)                           $       1.59        $      1.41        $       1.26
                                                              ============        ===========        ============


                     The accompanying notes are an integral
                       part of these financial statements.


                            NORTH STATE NATIONAL BANK

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

              For the Years Ended December 31, 2002, 2001 and 2000


                                                                                             Accumulated
                                          Common Stock          Additional                     Other
                                   ---------------------------    Paid-In      Retained    Comprehensive Shareholders' Comprehensive
                                      Shares        Amount        Capital      Earnings    Income (Loss)    Equity        Income
                                   ------------- ------------- ------------- ------------- ------------- ------------- -------------
Balance, January 1, 2000             1,193,861     $2,984,652    $4,191,823    $2,188,497    $(705,798)    $8,659,174

Comprehensive income (Note 9):
 Net income                                                                     1,578,843                   1,578,843    $1,578,843
 Other comprehensive income, net of tax:
   Unrealized gains on available-for-
     sale investment securities                                                                538,881        538,881       538,881
                                                                                                                        ------------
      Total comprehensive income                                                                                         $2,117,724
                                                                                                                        ============
Cash dividend ($.25 per share) (Note 8)                                          (300,668)                   (300,668)
Issuance of common stock under stock
 option plan (Note 8)                   13,994         34,985        34,099                                    69,084
Retirement of common stock              (4,082)       (10,205)      (36,744)                                  (46,949)
                                   ------------- ------------- ------------- ------------- ------------- -------------

Balance, December 31, 2000           1,203,773      3,009,432     4,189,178     3,466,672     (166,917)    10,498,365

Comprehensive income (Note 9):
 Net income                                                                     1,788,538                   1,788,538    $1,788,538
 Other comprehensive income, net of tax:
   Unrealized gains on available-for-
     sale investment securities                                                                360,447        360,447       360,447
                                                                                                                        ------------
      Total comprehensive income                                                                                         $2,148,985
                                                                                                                        ============
Cash dividend ($.35 per share) (Note 8)                                          (422,753)                   (422,753)
Issuance of common stock under stock
 option plan (Note 8)                   20,417         51,043        42,736                                    93,779
                                   ------------- ------------- ------------- ------------- ------------- -------------

Balance, December 31, 2001           1,224,190      3,060,475     4,231,914     4,832,457      193,530     12,318,376
                                   ------------- ------------- ------------- ------------- ------------- -------------

                                   (Continued)



                            NORTH STATE NATIONAL BANK

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (Continued)
              For the Years Ended December 31, 2002, 2001 and 2000


                                                                                             Accumulated
                                          Common Stock          Additional                     Other
                                   ---------------------------    Paid-In      Retained    Comprehensive Shareholders' Comprehensive
                                      Shares        Amount        Capital      Earnings    Income (Loss)    Equity        Income
                                   ------------- ------------- ------------- ------------- ------------- ------------- -------------
Balance, December 31, 2001           1,224,190     $3,060,475    $4,231,914    $4,832,457     $193,530    $12,318,376

Comprehensive income (Note 9):
 Net income                                                                     2,032,611                   2,032,611    $2,032,611
 Other comprehensive income, net of tax:
   Unrealized gains on available-for-
     sale investment securities                                                                167,284        167,284       167,284
                                                                                                                        ------------
      Total comprehensive income                                                                                         $2,199,895
                                                                                                                        ============
Cash dividend ($.40 per share) (Note 8)                                          (489,874)                   (489,874)
Stock options exercised and related tax
 benefit (Note 8)                        2,550          6,375        11,797                                    18,172
                                   ------------- ------------- ------------- ------------- ------------- -------------

Balance, December 31, 2002           1,226,740     $3,066,850    $4,243,711    $6,375,194     $360,814    $14,046,569
                                   ============= ============= ============= ============= ============= =============


                                                                                  2002       2001
                                                                                --------   --------
Disclosure of reclassification amount, net of taxes (Note 9):
   Net unrealized holding gains arising during the year                         $199,597   $444,311
   Less:  reclassification adjustment for net gains included in net income        32,313     83,864
                                                                                --------   --------
Net unrealized gains on available-for-sale investment securities                $167,284   $360,447
                                                                                ========   ========


                     The accompanying notes are an integral
                       part of these financial statements.

                            NORTH STATE NATIONAL BANK

                             STATEMENT OF CASH FLOWS

              For the Years Ended December 31, 2002, 2001 and 2000

                                               2002        2001        2000
                                            ----------- ----------- -----------
Cash flows from operating activities:
 Net income                                 $2,032,611  $1,788,538  $1,578,843
 Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Provision for loan losses                              169,000
    Increase in deferred loan origination
     fees and costs, net                        49,513      38,913      32,869
    Depreciation and amortization              177,738     211,049     201,804
    Amortization of investment security
     premiums and accretion of discounts,
     net                                       195,580      67,834       9,271
    Decrease (increase) in accrued interest
     receivable and other assets               170,516     139,756     (55,219)
    (Decrease) increase in accrued interest
     payable and other liabilities            (185,924)   (203,965)    135,952
    Deferred taxes                             (24,000)    (98,000)    (12,000)
    Gain on sales and calls of investment
     securities                                (55,130)   (141,351)
                                            ----------- ----------- -----------
        Net cash provided by operating
         activities                          2,360,904   1,971,774   1,891,520
                                            ----------- ----------- -----------

Cash flows from investing activities:
 Proceeds from matured held-to-maturity
   investment securities                        15,000     160,000     140,000
 Proceeds from matured available-for-sale
   investment securities                    64,757,063   6,252,000   6,102,000
 Proceeds from the sale and call of available-
   for-sale investment securities           22,658,561  26,270,075   2,000,000
 Proceeds from redeemed Federal Home
   Loan Bank stock                                                     131,500
 Purchase of available-for-sale invest-
   ment securities                        (106,029,956)(38,216,168) (4,723,694)
 Proceeds from principal repayments
   from held-to-maturity mortgage-
   related securities                                                  278,432
 Proceeds from principal repayments
   from available-for-sale mortgage-
   related securities                        8,517,217   3,538,924     886,628
 Increase in loans, net                     (9,265,351) (2,855,189) (6,178,385)
 Purchase of equipment                        (138,879)    (41,941)    (85,461)
 Proceeds from sale of equipment                                        21,853
                                            ----------- ----------- -----------
        Net cash used in investing
         activities                        (19,486,345) (4,892,299) (1,427,127)
                                            ----------- ----------- -----------

                                   (Continued)

                            NORTH STATE NATIONAL BANK

                             STATEMENT OF CASH FLOWS
                                   (Continued)
              For the Years Ended December 31, 2002, 2001 and 2000

                                               2002        2001        2000
                                            ----------- ----------- -----------
Cash flows from financing activities:
 Net increase (decrease) in demand,
   interest-bearing and savings deposits   $18,180,863  $9,931,139 $(1,192,978)
 Net (decrease) increase in time deposits   (4,473,032)    842,327   1,809,586
 Proceeds from exercised stock options          18,172      93,779      69,084
 Cash paid for retirement of stock                                     (46,949)
 Cash dividend paid                           (489,874)   (422,753)   (300,668)
                                            ----------- ----------- -----------
        Net cash provided by financing
         activities                         13,236,129  10,444,492     338,075
                                            ----------- ----------- -----------
        (Decrease) increase in cash and
         cash equivalents                   (3,889,312)  7,523,967     802,468
Cash and cash equivalents at beginning
 of year                                    14,630,463   7,106,496   6,304,028
                                            ----------- ----------- -----------
Cash and cash equivalents at end of year   $10,741,151 $14,630,463  $7,106,496
                                            =========== =========== ===========

Supplemental disclosure of cash flow information:
 Cash paid during the year for:
   Interest expense                         $2,119,990  $3,514,348  $3,623,061
   Income taxes                             $1,520,971  $1,258,991  $1,123,813
Non-cash investing activities:
 Net change in unrealized gain (loss)
   on available-for-sale investment
   securities                                 $286,807    $616,441    $924,345



                     The accompanying notes are an integral
                       part of these financial statements.

                            NORTH STATE NATIONAL BANK
                          NOTES TO FINANCIAL STATEMENTS

     1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

North State National Bank (the "Bank") commenced operations on March 15, 1982. The Bank operates two branches and its primary source of revenue is providing loans to small businesses, professionals, agricultural entities and individuals in the Greater Chico Urban Area.

The accounting and reporting policies of the Bank conform with generally accepted accounting principles and prevailing practices within the banking industry.

Reclassifications

Certain reclassifications have been made to prior years' balances to conform to classifications used in 2002.

Investment Securities

     Investments are classified into the following categories:

     - Available-for-sale securities reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of taxes, as accumulated other comprehensive income (loss) within shareholders' equity.

     - Held-to-maturity securities, which management has the positive intent and ability to hold, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

Management determines the appropriate classification of its investments at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

Gains or losses on the sale of securities are computed using the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums. In addition, unrealized losses that are other than temporary are recognized in earnings for all investments.

                            NORTH STATE NATIONAL BANK
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

     1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans

Loans are stated at principal balances outstanding and interest is accrued daily based upon outstanding loan balances. However, when, in the opinion of management, loans are considered to be impaired and the future collectibility of interest and principal is in serious doubt, loans are placed on nonaccrual status and the accrual of interest income is suspended. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectibility of principal is not in doubt, are applied first to earned but unpaid interest and then to principal.

An impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan agreement.

Substantially all loan origination fees, commitment fees, direct loan origination costs and purchase premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized to interest income over the contractual term of the loan. The unamortized balance of deferred fees and costs is reported as a component of net loans.

Reserve for Loan Losses

The reserve for loan losses is maintained to provide for losses related to impaired loans and other losses that can be expected to occur in the normal course of business. The reserve is determined based on estimates made by management, to include consideration of the character of the loan portfolio, specifically identified problem loans, potential losses inherent in the portfolio taken as a whole and economic conditions in the Bank's service area.

Loans determined to be impaired or classified are individually evaluated by management for specific risk of loss. In addition, a reserve factor is assigned to currently performing loans based on the Bank's historical experience. Management also computes specific and expected loss reserves for loan commitments. These estimates are particularly susceptible to changes in the economic environment and market conditions.

The Bank's Loan Committee reviews the adequacy of the reserve for loan losses quarterly, to include consideration of the relative risks in the portfolio and current economic conditions. The reserve is adjusted based on that review if, in the judgment of the Loan Committee and management, changes are warranted.

This reserve is established through a provision for loan losses which is charged to expense. Additions to the reserve are expected to maintain the adequacy of the total reserve after loan losses and loan growth. The reserve for loan losses at December 31, 2002 and 2001, respectively, reflects management's estimate of potential losses in the portfolio.

Other Real Estate

Other real estate includes real estate acquired in full or partial settlement of loan obligations. When property is acquired, any excess of the Bank's recorded investment in the loan balance and accrued interest income over the estimated fair market value of the property is charged against the reserve for loan losses. A valuation allowance for losses on other real estate is maintained to provide for temporary declines in value. The allowance is established through a provision for losses on other real estate which is included in other expenses. Subsequent gains or losses on sales or writedowns resulting from permanent impairments are recorded in other income or expense as incurred. At December 31, 2002 and 2001, the Bank held no other real estate.

Bank Premises and Equipment

Bank premises and equipment are carried at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the related assets. The useful life of Bank premises is estimated to be forty years. The useful lives of improvements to Bank premises, furniture and equipment are estimated to be one to twenty-five years. Leasehold improvements are amortized over the life of the asset or the life of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred.

Income Taxes

Deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. On the balance sheet, net deferred tax assets are included in accrued interest receivable and other assets.

Earnings Per Share

Basic earnings per share (EPS), which excludes dilution, is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options, result in the issuance of common stock which shares in the earnings of the Bank. The treasury stock method has been applied to determine the dilutive effect of stock options in computing diluted EPS.

Cash Equivalents

For the purpose of the statement of cash flows, cash and due from banks interest-bearing deposits and Federal funds sold are considered to be cash equivalents. Generally, interest-bearing deposits are held in money market accounts and Federal funds are sold for one day periods.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Stock-Based Compensation

At December 31, 2002, the Bank has one stock-based employee compensation plan, the North State National Bank 1995 Stock Option Plan, which is described more fully in Note 8. The Bank accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

No stock options were granted in 2002 and 2001 and no pro forma financial information is shown for these years. Pro forma adjustments to the Bank's net earnings and earnings per share are disclosed during the years in which the options become vested and all options vested prior to the beginning of 2001. The following table illustrates the effect on net earnings and earnings per share if the Bank had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation for the year ended December 31, 2000.

                                                                   2000
                                                                ----------
Net income, as reported                                         $1,578,843
Deduct:  Total stock-based employee
 compensation expense determined
 under the fair value based method for
 all awards, net of related tax effects                             49,656
                                                                ----------
Pro forma net income                                            $1,529,187
                                                                ==========
Basic earnings per share - as reported                               $1.31
Basic earnings per share - pro forma                                 $1.27

Diluted earnings per share - as reported                             $1.26
Diluted earnings per share - pro forma                               $1.22

Weighted average fair value of options
 granted during the year                                             $6.01

The fair value of each option is estimated on the date of grant using an option-pricing model with the following assumptions:

                                                2000
                                              --------
      Dividend yield                            2.15%
      Expected volatility                      16.79%
      Risk-free interest rate                   6.69%
      Expected option life                    10 years

Impact of New Financial Accounting Standards

In April 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This Statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This Statement also rescinds SFAS No. 44, Accounting for Intangible Assets of Motor Carriers. This Statement amends SFAS No. 13,
Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. This Statement is effective for fiscal years beginning after May 15, 2002. Adoption of this Statement is not expected to have a material effect on the Bank's financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). This Statement is effective for exit or disposal activities initiated after December 31, 2002. Adoption of this Statement is not expected to have a material effect on the Bank's financial statements.

In October 2002, the FASB issued SFAS No. 147, Acquisitions of Certain Financial Institutions. This Statement, which addresses financial accounting and reporting matters for the acquisition of all or part of a financial institution, applies to all such transactions except those between two or more mutual enterprises. This Statement removes acquisitions of financial institutions, other than transactions between two or more mutual enterprises, from the scope of SFAS No. 72, Accounting for Certain Acquisitions of Banking or Thrift Institutions, and related interpretations. This Statement requires a financial institution to apply SFAS No. 144 and evaluate long-term customer relationship intangible assets (core deposit intangibles) for impairment. Under SFAS No. 72, a financial institution may have recorded an unidentifiable intangible asset arising from a business combination. If certain criteria in SFAS No. 147 are met, the amount of the unidentifiable intangible asset will be reclassified to goodwill upon adoption of this Statement and any amortization amounts that were incurred after the adoption of SFAS No. 142 must be reversed. Reclassified goodwill would then be measured for impairment under the provisions of SFAS No. 142. Provisions of this Statement are applicable on or after October 1, 2002. In management's opinion, the adoption of this Statement did not have a material effect on the Bank's financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123. This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reporting containing financial statements for interim periods beginning after December 15, 2002. Because the Bank accounts for the compensation cost associated with its stock option plan under the intrinsic value method, the alternative methods of transition will not apply to the Bank. The additional disclosure requirements of the Statement are included in these financial statements. In management's opinion, the adoption of this Statement did not have a material impact on the Bank's financial position or results of operations.

2. INVESTMENT SECURITIES

The amortized cost and estimated market value of investment securities at December 31, 2002 and 2001 consisted of the following:


Available-for-Sale:
-------------------
                                              2002
                       ---------------------------------------------------
                                       Gross        Gross      Estimated
                        Amortized    Unrealized   Unrealized     Market
                          Cost         Gains        Losses       Value
                       ------------ ------------ ------------ ------------
U.S. Treasury
 securities               $501,170      $13,830                  $515,000
U.S. Government
 agencies               24,370,085      277,079        $(164)  24,647,000
U.S. Government
 guaranteed mort-
 gage-related
 securities             12,016,236      325,815          (51)  12,342,000
Corporate debt
 securities           9,995,000                              9,995,000
Federal Home Loan
 Bank stock             336,600                                336,600
Federal Reserve
 Bank stock             218,800                                218,800
                       ------------ ------------ ------------ ------------

                       $47,437,891     $616,724        $(215) $48,054,400
                       ============ ============ ============ ============

-------------------

Net unrealized gains on available-for-sale investment securities totaling $616,509 were recorded, net of $255,695 in tax liabilities, as accumulated other comprehensive income within shareholders' equity at December 31, 2002. Proceeds and gross realized gains from the sale or call of available-for-sale investment securities totaled $22,658,561 and $55,130, respectively, for the year ended December 31, 2002.

                                              2001
                       ---------------------------------------------------
                                       Gross        Gross      Estimated
                        Amortized    Unrealized   Unrealized     Market
                          Cost         Gains        Losses       Value
                       ------------ ------------ ------------ ------------

U.S. Treasury
 securities               $501,987      $22,013                  $524,000
U.S. Government
 agencies               20,888,757      213,846     $(88,603)  21,014,000
U.S. Government
 guaranteed mort-
 gage-related
 securities             15,554,554      213,645      (31,199)  15,737,000
Federal Home Loan
 Bank stock                318,700                                318,700
Federal Reserve
 Bank stock                215,650                                215,650
                       ------------ ------------ ------------ ------------
                       $37,479,648     $449,504    $(119,802) $37,809,350
                       ============ ============ ============ ============

Net unrealized gains on available-for-sale investment securities totaling $329,702 were recorded, net of $136,172 in tax liabilities, as accumulated other comprehensive income within shareholders' equity at December 31, 2001. Proceeds and gross realized gains from the sale or call of available-for-sale investment securities totaled $26,270,075 and $141,351, respectively, for the year ended December 31, 2001. There were no sales of available-for-sale investment securities for the year ended December 31, 2000.

Held-to-Maturity:
-----------------

                                              2002
                       ---------------------------------------------------
                                       Gross        Gross      Estimated
                        Amortized    Unrealized   Unrealized     Market
                          Cost         Gains        Losses       Value
                       ------------ ------------ ------------ ------------
Obligations of states
 and political sub-
 divisions              $1,256,396      $48,604        $   -   $1,305,000
                       ============ ============ ============ ============

----------------

                                              2001
                       ---------------------------------------------------
                                       Gross        Gross      Estimated
                        Amortized    Unrealized   Unrealized     Market
                          Cost         Gains        Losses       Value
                       ------------ ------------ ------------ ------------
Obligations of states
 and political sub-
 divisions              $1,272,974      $34,026        $   -   $1,307,000
                       ============ ============ ============ ============

There were no sales or transfers of held-to-maturity investment securities for the years ended December 31, 2002, 2001 and 2000.

The amortized cost and estimated market value of investment securities at December 31, 2002 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                             Available-for-Sale           Held-to-Maturity
                         --------------------------- ---------------------------
                                         Estimated                   Estimated
                           Amortized       Market      Amortized       Market
                             Cost          Value         Cost          Value
                         ------------- ------------- ------------- -------------

Within one year           $11,497,403   $11,523,000      $221,563      $227,000
After one year
 through five years        23,255,815    23,520,000       429,833       447,000
After five years
 through ten years                                        605,000       631,000
                         ------------- ------------- ------------- -------------
                           34,753,218    35,043,000    $1,256,396    $1,305,000
                                                     ============= =============


Investment securities not due at a single maturity date:
 U.S. Government
   guaranteed
   mortgage-related
   securities                  12,016,236       12,342,000
 SBA loan pools                   113,037          114,000
 Federal Home
   Loan Bank stock                336,600          336,600
 Federal Reserve
   Bank stock                     218,800          218,800
                            --------------   --------------

                              $47,437,891      $48,054,400
                            ==============   ==============

Investment securities with amortized costs totaling $4,114,422 and $1,799,228 and estimated market values totaling $4,254,000 and $1,915,000 were pledged to secure public deposits, treasury tax and loan accounts and over-night borrowing arrangements with the Federal Reserve Bank at December 31, 2002 and 2001, respectively. In addition, investment securities with amortized costs totaling $8,158,244 and $9,321,220 and estimated market values totaling $8,249,000 and $9,411,000 were pledged to secure State of California time deposits at December 31, 2002 and 2001, respectively. The required investment in Federal Home Loan Bank and Federal Reserve Bank stock is determined by the Federal Home Loan Bank and Federal Reserve based upon the level of transaction activity. Therefore, sale of those investments may be restricted.

     3. LOANS

Outstanding loans are summarized as follows:

                                        December 31,
                                 --------------------------

                                     2002          2001
                                 ------------  ------------

Commercial and agricultural      $21,475,823   $21,467,262
Real estate - mortgage            51,970,379    44,131,982
Real estate - construction         7,688,756     5,391,888
Installment                        1,758,030     2,686,208
                                 ------------  ------------

                                  82,892,988    73,677,340

Deferred loan fees, net             (180,305)     (130,792)
Reserve for loan losses             (935,210)     (984,913)
                                 ------------  ------------

                                 $81,777,473   $72,561,635
                                 ============  ============

Changes in the reserve for loan losses were as follows:

                                              Year Ended December 31,
                                       --------------------------------------

                                          2002          2001          2000
                                      ------------  ------------  ------------

 Balance, beginning of year             $984,913      $818,126      $969,917
 Provision for loan losses                             169,000
 Losses charged to reserve               (71,121)       (6,019)     (199,856)
 Recoveries                               21,418         3,806        48,065
                                      ------------  ------------  ------------

    Balance, end of year                $935,210      $984,913      $818,126
                                      ============  ============  ============

No loans were considered to be impaired at December 31, 2002 and 2001. No loans were considered to be impaired during 2002 or 2001 and the average recorded investment in impaired loans for the year ended December 31, 2000 was $100,000. No interest income on impaired loans was recognized during the years ended December 31, 2002, 2001 and 2000.

There were no nonaccrual loans at December 31, 2002 and 2001. At December 31, 2000, nonaccrual loans totaled $172,900. There was no interest foregone on nonaccrual loans for the years ended December 31, 2002 and 2001. Interest foregone on nonaccrual loans totaled $15,000 for the year ended December 31, 2000.

Salaries and employee benefits totaling $90,014, $68,004 and $70,127 have been deferred as loan origination costs during 2002, 2001 and 2000, respectively.

     4. BANK PREMISES AND EQUIPMENT

Bank premises and equipment consisted of the following:

                                          December 31,
                                   --------------------------

                                       2002          2001
                                   ------------  ------------

 Land                                 $405,896      $405,896
 Bank premises                       1,700,622     1,693,975
 Furniture, fixtures and equipment   2,279,741     2,147,509
 Leasehold improvements                129,601       129,601
                                   ------------  ------------
                                     4,515,860     4,376,981

 Less accumulated depreciation
   and amortization                 (3,126,644)   (2,948,906)
                                   ------------  ------------
                                    $1,389,216    $1,428,075
                                   ============  ============

Depreciation and amortization included in occupancy and equipment expense totaled $177,738, $211,049 and $201,804 for the years ended December 31, 2002, 2001 and 2000, respectively.

     5. INCOME TAXES

The provision for income taxes for the years ended December 31, 2002, 2001 and 2000 consisted of the following:

                             Federal          State            Total
                          -------------   -------------    -------------
2002
----
Current                     $1,089,000        $394,000       $1,483,000
Deferred                       (22,000)         (2,000)         (24,000)
                          -------------   -------------    -------------

   Income tax expense       $1,067,000        $392,000       $1,459,000
                          =============   =============    =============

2001
----
Current                       $980,000        $342,000       $1,322,000
Deferred                       (76,000)        (20,000)         (96,000)
                          -------------   -------------    -------------

   Income tax expense         $904,000        $322,000       $1,226,000
                          =============   =============    =============

2000
----
Current                       $777,000        $289,000       $1,066,000
Deferred                       (12,000)                         (12,000)
                          -------------   -------------    -------------

   Income tax expense         $765,000        $289,000       $1,054,000
                          =============   =============    =============

Deferred tax assets (liabilities) are comprised of the following at December 31, 2002 and 2001:

                                                     2002          2001
                                                 ------------  ------------

Deferred tax assets:
 Reserve for loan losses                           $304,000      $304,000
 Bank premises and equipment                          2,000
 Future benefit of state income tax deduction       129,000       118,000
                                                 ------------  ------------

    Total deferred tax assets                       435,000       422,000
                                                 ------------  ------------

Deferred tax liabilities:
 Bank premises and equipment                                      (19,000)
 Future liability of state deferred tax assets      (33,000)      (33,000)
 Federal Home Loan Bank dividends                   (56,000)      (48,000)
 Unrealized gain on available-for-sale investment
   securities                                      (256,000)      (136,000)
                                                 ------------  -------------

    Total deferred tax liabilities                 (345,000)      (236,000)
                                                 ------------  -------------

    Net deferred tax assets                         $90,000       $186,000
                                                 ============  =============

The provision for income taxes differs from amounts computed by applying the statutory Federal income tax rate to operating income before income taxes. The significant items comprising these differences for the years ended December 31, 2002, 2001 and 2000 consisted of the following:

                                  2002               2001               2000
                           ------------------ ------------------ ------------------

                              Amount   Rate %    Amount   Rate %    Amount   Rate %
                           ----------- ------ ----------- ------ ----------- ------
Federal income tax
  expense, at statutory
  rate                     $1,187,153   34.0  $1,024,943   34.0    $895,167   34.0
State franchise tax, net
  of Federal tax effect       250,795    7.2     216,276    7.2     188,757    7.2
Interest on obligations
  of states and political
  subdivisions                (18,952)   (.5)    (19,398)   (.6)    (20,144)   (.8)
Other                          40,004    1.1       4,179     .1      (9,780)   (.4)
                           ----------- ------ ----------- ------ ----------- ------

    Total income tax
      expense              $1,459,000   41.8  $1,226,000   40.7  $1,054,000   40.0
                           =========== ====== =========== ====== =========== ======


     6. INTEREST-BEARING DEPOSITS

Interest-bearing deposits consisted of the following:


                                          December 31,
                                   --------------------------

                                       2002          2001
                                   ------------  ------------


Savings                             $ 4,926,387   $ 4,649,275
Money market                         48,354,089    33,458,575
NOW accounts                         18,198,768    17,695,472
Time, $100,000 or more               20,352,070    21,966,979
Other time                           12,266,870    15,124,993
                                   ------------  ------------

                                   $104,098,184   $92,895,294
                                   ============  ============

Aggregate annual maturities of time deposits are as follows:

               Year Ending
               December 31,
          ----------------------
                  2003                   $27,788,753
                  2004                     1,651,095
                  2005                       868,304
                  2006                        23,878
                  2007                     2,286,910
                                       --------------
                                         $32,618,940
                                       ==============

Interest  expense  related  to   interest-bearing   deposits  consisted  of  the
following:


                                              Year Ended December 31,
                                       --------------------------------------

                                          2002          2001          2000
                                      ------------  ------------  ------------


   Savings                              $  48,250     $  80,143     $ 113,925
   Money market                           909,287     1,132,396     1,504,984
   NOW accounts                            35,189       136,874       284,301
   Time, $100,000 or more                 631,202     1,119,052     1,073,209
   Other time                             383,630       779,518       797,288
                                      ------------  ------------  ------------

                                       $2,007,558    $3,247,983    $3,773,707
                                      ============  ============  ============

     7. COMMITMENTS AND CONTINGENCIES

Lease

The Bank leases a branch facility with an option to renew this lease for one ten-year term after the initial lease term expires February 28, 2004. Rental expense included in occupancy expense totaled $41,484, $38,341 and $37,712 for the years ended December 31, 2002, 2001 and 2000, respectively. The lease has the following future minimum lease payments:

         Year Ending
         December 31,
      ------------------

            2003                             $41,484
            2004                               6,914
                                          ------------
                                             $48,398
                                          ============

Financial Instruments With Off-Balance-Sheet Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and letters of credit as it does for loans included on the balance sheet.

The following financial instruments represent off-balance-sheet credit risk:

                                            December 31,
                                  -------------------------------
                                       2002            2001
                                  --------------- ---------------

 Commitments to extend credit        $19,659,000     $19,023,000
 Letters of credit                   $   131,000     $   300,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but may include accounts receivable, inventory, commercial and residential real estate, farmland and deposit accounts.

Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

At December 31, 2002, commercial loan commitments represent approximately 83% of total commitments. Approximately 81% of these commercial loan commitments are unsecured or secured by collateral other than first deeds of trust on real estate and generally have variable interest rates. Loan commitments secured by residential real estate represent approximately 7% of total commitments and are generally secured by property with a loan-to-value ratio not to exceed 80%. The majority of real estate loan commitments also have variable interest rates. Unsecured consumer lines of credit, generally having variable interest rates, represent the remaining 10% of total commitments.

Significant Concentrations of Credit Risk

The Bank grants commercial, agricultural, real estate mortgage, real estate construction and consumer loans to customers throughout Butte County.

At December 31, 2002 and 2001, in management's judgment, a concentration of loans existed in real-estate related loans. At these dates, approximately 72% and 67% of the Bank's loans were real-estate related, respectively.

Although management believes the loans within these concentrations have no more than the normal risk of collectibility, a substantial decline in the performance of the economy in general or a decline in real estate values in the Bank's primary market area, in particular, could have an adverse impact on collectibility, increase the level of real-estate related nonperforming loans, or have other adverse effects which alone or in the aggregate could have a material adverse effect on the financial condition of the Bank.

Correspondent Banking Agreements

The Bank maintains funds on deposit with other federally insured financial institutions under correspondent banking agreements. Uninsured deposits totaled $11,188,800 at December 31, 2002.

Federal Reserve Requirements

Banks are required to maintain reserves at the Federal Reserve Bank or in the form of vault cash equal to a percentage of their reservable deposits. The reserve balances required at December 31, 2002 and 2001 were $237,000 and $722,000.

Legal Proceedings

In the normal course of business, the Bank becomes contingently liable on matters related to transactions that are not reflected in the accompanying financial statements. After reviewing pending and threatened actions and proceedings with legal counsel, management believes that the outcome of such actions or proceedings will not have a material adverse effect on operations or the financial condition of the Bank.

     8. SHAREHOLDERS' EQUITY

Dividends

Upon declaration by the Board of Directors, all shareholders of record will be entitled to receive dividends. Under applicable Federal laws, the Comptroller of the Currency restricts the total dividend payment of any national banking association in any calendar year to the net income of the year, as defined, combined with the net income for the two preceding years, less distributions made to shareholders during the same three-year period. At December 31, 2002, retained earnings of $4,186,697 were free of such restrictions.

On April 16, 2002, April 17, 2001 and April 18, 2000, the Board of Directors declared $.40, $.35 and $.25 cash dividends, respectively, to shareholders of record at the close of business on May 1, 2002, 2001 and 2000, payable June 1, 2002, 2001 and 2000.

Earnings Per Share

A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations is as follows:

                                                    Weighted
                                                     Average
                                                    Number of
                                       Net           Shares         Per Share
       For the Year Ended             Income       Outstanding        Amount
--------------------------------  --------------  --------------  --------------

December 31, 2002
-----------------
Basic earnings per share            $2,032,611       1,224,681        $  1.66
                                                                  ==============
Effect of dilutive stock options                        56,626
                                  --------------  --------------
Diluted earnings per share          $2,032,611       1,281,307        $  1.59
                                  ==============  ==============  ==============
December 31, 2001
-----------------
Basic earnings per share            $1,788,538       1,216,493        $  1.47
                                                                  ==============

Effect of dilutive stock options                        50,906
                                  --------------  --------------

Diluted earnings per share          $1,788,538       1,267,399        $  1.41
                                  ==============  ==============  ==============

December 31, 2000
-----------------
Basic earnings per share            $1,578,843       1,201,440        $  1.31
                                                                  ==============

Effect of dilutive stock options                        54,577
                                  --------------  --------------

Diluted earnings per share          $1,578,843       1,256,017        $  1.26
                                  ==============  ==============  ==============

Stock Options

On April 19, 1995, the shareholders approved the adoption of the North State National Bank 1995 Stock Option Plan. At December 31, 2002, 254,338 shares of the Bank's common stock were reserved for distribution under the plan. The plan includes both incentive options, which may be granted to full-time salaried officers and employees of the Bank, and nonqualified options, which may be granted to Directors and full-time salaried officers and employees. The price of all options may not be less than the fair market value of the stock at the date the option is granted. The purchase price of exercised options is payable in full in cash or with common stock previously acquired by the optionee. All options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. All outstanding options under the plan vested immediately upon grant.

A summary of the activity within the plan follows:

                                     2002                    2001                     2000
                            ----------------------  ----------------------   ----------------------

                                         Weighted                 Weighted                Weighted
                                         Average                  Average                 Average
                                         Exercise                 Exercise                Exercise
                               Shares      Price       Shares      Price       Shares       Price
                            -----------  ---------  -----------   ---------  -----------  ---------
 Options outstanding,
   beginning of year           90,122      $6.51      113,289       $6.29      112,384      $5.32

   Options granted                                                              18,500     $11.62
   Options exercised           (2,550)     $7.13      (20,417)      $4.59      (13,994)     $4.94
   Options canceled                                    (2,750)     $11.70       (3,601)     $8.72
                            -----------             -----------              -----------

 Options outstanding and
   exercisable, end of year    87,572      $6.49       90,122       $6.51      113,289      $6.29
                            ===========             ===========              ===========


 A summary of options outstanding at December 31, 2002 follows:

                                 Number of        Weighted          Number of
                                  Options          Average           Options
                                Outstanding       Remaining        Exercisable
                               December 31,      Contractual      December 31,
 Range of Exercise Prices          2002             Life              2002
 ------------------------    ---------------   ---------------  ----------------

 $   3.15                           46,328         2.6 years            46,328
 $   5.37                            4,079         3.4 years             4,079
 $   9.77                            8,800         6.2 years             8,800
 $  10.23                              275         6.2 years               275
 $  10.68                           15,840         5.9 years            15,840
 $  11.12                            2,000         7.3 years             2,000
 $  11.25                              700         7.3 years               700
 $  11.75                            9,550         7.0 years             9,550
                             ---------------                    ----------------
                                    87,572                              87,572
                             ===============                    ================

Regulatory Capital

The Bank is subject to certain regulatory capital requirements administered by the Office of the Comptroller of the Currency (OCC). Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank met all its capital adequacy requirements as of December 31, 2002 and 2001.

In addition, the most recent notification from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since the last notification by the OCC that management believes have changed the Bank's category.


                                                                    2002                        2001
                                                         -------------------------   ------------------------
                                                             Amount        Ratio         Amount       Ratio
                                                         --------------  ---------   -------------- ---------
Leverage Ratio
--------------
North State National Bank                                  $13,686,000      9.4%       $12,125,000     9.5%

Minimum requirement for "Well-Capitalized" institution     $ 7,265,000      5.0%       $ 6,357,500     5.0%
Minimum regulatory requirement                             $ 5,812,000      4.0%       $ 5,086,000     4.0%

Tier 1 Risk-Based Capital Ratio

North State National Bank                                  $13,686,000     14.3%       $12,125,000    15.0%

Minimum requirement for "Well-Capitalized" institution     $ 5,742,000      6.0%       $ 4,848,700     6.0%
Minimum regulatory requirement                             $ 3,828,000      4.0%       $ 3,232,400     4.0%

Total Risk-Based Capital Ratio

North State National Bank                                  $14,621,000     15.3%       $13,110,000    16.2%

Minimum requirement for "Well-Capitalized" institution     $ 9,569,000     10.0%       $ 8,081,100    10.0%
Minimum regulatory requirement                             $ 7,656,000      8.0%       $ 6,464,900     8.0%


     9. COMPREHENSIVE INCOME

     Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income that historically  has  not  been  recognized  in  the  calculation  of  net  income.
Unrealized  gains  and  losses  on  the  Bank's  available-for-sale   investment
securities are included in other comprehensive income. Total comprehensive income and the components of accumulated other comprehensive income are presented in the Statement of Changes in Shareholders' Equity.

     At December 31, 2002, 2001 and 2000, the Bank held securities classified as available-for-sale which had unrealized gains as follows:

                                               Before       Tax        After
                                                Tax       Expense       Tax
                                             ----------  ----------  ----------

For the Year Ended December 31, 2002

Other comprehensive income:
     Unrealized holding gains                 $341,937   $(142,340)   $199,597
     Reclassification adjustment for
         gains included in net income           55,130     (22,817)     32,313
                                             ----------  ----------  ----------

             Total other comprehensive
                  income                      $286,807   $(119,523)   $167,284
                                             ==========  ==========  ==========

For the Year Ended December 31, 2001

Other comprehensive income:
     Unrealized holding gains                 $757,792   $(313,481)   $444,311
     Reclassification adjustment for
         gains included in net income          141,351     (57,487)     83,864
                                             ----------  ----------  ----------

             Total other comprehensive
                  income                      $616,441   $(255,994)   $360,447
                                             ==========  ==========  ==========

For the Year Ended December 31, 2000

Other comprehensive income:
     Unrealized holding gains                 $924,345   $(385,464)   $538,881
                                             ==========  ==========  ==========

     10. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made at a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Bank's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the fair values presented.

The following methods and assumptions were used by the Bank to estimate the fair value of its financial instruments at December 31, 2002 and 2001:

Cash and cash equivalents: For cash and cash equivalents, the carrying amount is estimated to be fair value.

Investment securities: For investment securities, fair values are based on quoted market prices, where available. If quoted market prices are not available, fair values are estimated using quoted market prices for similar securities and indications of value provided by brokers.

Loans: For variable-rate loans that reprice frequently with no significant change in credit risk, the carrying amount is estimated to be fair value. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates being offered at each reporting date for loans with similar terms to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

Deposits: The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date represented by their carrying amount. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow analyses using interest rates being offered at each reporting date by the Bank for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

Commitments to extend credit: Commitments to extend credit are primarily for variable rate loans. For these commitments, there is no difference between the committed amounts and their fair values. Commitments to fund fixed rate loans and letters of credit are at rates which approximate fair value at each reporting date.

The estimated fair values of the Bank's financial instruments are as follows:


                                              December 31, 2002                  December 31, 2001
                                     ---------------------------------   ---------------------------------
                                         Carrying            Fair           Carrying            Fair
                                          Amount             Value           Amount             Value
                                     ----------------  ---------------   ---------------  ----------------
 Financial assets:
   Cash and due from banks           $      7,049,271  $     7,049,271   $     5,898,143  $      5,898,143
   Interest-bearing deposits                  476,880          476,880         5,430,320         5,430,320
   Federal funds sold                       3,215,000        3,215,000         3,302,000         3,302,000
   Investment securities                   49,310,796       49,359,400        39,082,324        39,116,350
   Loans                                   81,777,473       83,129,000        72,561,635        74,301,000
   Accrued interest receivable                704,948          704,948           883,497           883,497

 Financial liabilities:
   Deposits                          $    129,876,823  $   130,188,000   $   116,168,992  $    116,482,000
   Accrued interest payable                   160,288          160,288           272,720           272,720

 Off-balance-sheet financial
   instruments:
      Commitments to extend
        credit                       $     19,659,000  $    19,659,000   $    19,023,000  $     19,023,000
      Letters of credit                       131,000          131,000           300,000           300,000



     11. OTHER EXPENSES

Other expenses for the years ended December 31, 2002, 2001 and 2000 consisted of the following:

                                2002         2001         2000
                              --------     --------     --------

Professional fees             $134,728     $113,466     $119,558
Director fees                   78,400       79,200       66,000
Advertising                     49,083       49,492       52,524
Other operating expenses       671,719      540,208      495,291
                              --------     --------     --------
                              $933,930     $782,366     $733,373
                              ========     ========     ========

     12. SHORT-TERM BORROWING ARRANGEMENTS

The Bank has $5,000,000 in unsecured short-term borrowing agreements with its correspondent banks. The Bank can also borrow up to $400,000 on an overnight basis from the Federal Reserve Bank secured by investment securities with amortized costs totaling $455,227 and estimated market values totaling $478,000. In addition, the Bank has reverse repurchase agreements totaling $10,000,000 with two securities firms. The Bank can also borrow approximately $2,500,000 from the Federal Home Loan Bank subject to various pledging options. There were no short-term borrowings outstanding at December 31, 2002 and 2001.

          13. RELATED PARTY TRANSACTIONS

During the normal course of business, the Bank enters into transactions with related parties, including executive officers and directors. These transactions include borrowings from the Bank with substantially the same terms, including rates and collateral, as loans to unrelated parties. The following is a summary of the aggregate activity involving related party borrowers during 2002:

Balance, January 1, 2002                             $ 2,995,870

    Disbursements                                      5,995,921
    Amounts repaid                                    (3,515,685)
                                                     -----------

Balance, December 31, 2002                           $ 5,476,106
                                                     ===========

Undisbursed commitments to related parties,
    December 31, 2002                                $ 1,902,047
                                                     ===========

     14. EMPLOYEE BENEFIT PLAN

The Bank's California Bankers Association Prototype Profit Sharing and Salary Deferral 401(k) Plan is available to employees meeting certain age and length of service requirements. Under the Plan, employees can defer a selected portion of their annual compensation and the Bank may match each employee contribution in an amount to be determined annually under a formula established by the Board of Directors. During 2002, 2001 and 2000, the Bank's contribution totaled $24,000, $28,000 and $24,000, respectively.

     15. ACQUISITION AGREEMENT AND PLAN OF MERGER

On October 7, 2002, the Bank and TriCo Bancshares announced the signing of a definitive Acquisition Agreement and Plan of Merger (the "Agreement") in which TriCo Bancshares will acquire all of the common shares and unexercised options of the Bank. The Agreement has been approved by the Bank's Board of Directors, shareholders and bank regulatory authorities. The Bank anticipates that the merger will be completed on or about April 1, 2003. The agreed upon purchase price, based on an average closing price of $26.12 per share of TriCo Bancshares common stock, is approximately $34,000,000 and consists of cash and common shares of TriCo Bancshares.

EXHIBIT 99.2

                    Pro Forma Unaudited Financial Information

     The merger will be accounted for under the purchase method of accounting. The method requires that the purchase price be allocated to the acquired assets and liabilities of North State on the basis of their estimated fair values as of the date of the merger. As a result, on completion of the merger, TriCo will establish a new accounting and reporting basis for the acquired assets which will be reflected in the future consolidated financial statements of TriCo. The following pro forma tables present the combined historical financial statements of TriCo and North State, adjusted to give effect to the merger on a pro forma purchase accounting basis. The pro forma condensed consolidated balance sheet gives effect to the merger as if it occurred on December 31, 2002. The pro forma condensed consolidated statements of income give effect to the merger as if it occurred as of the beginning of the first period presented for the year ended December 31, 2001 and for the year ended December 31, 2002, and include adjustments directly attributable to the merger and expected to have a continuing impact on the combined entity.

     We expect to incur reorganization expenses as a result of merging the companies. The unaudited pro forma statements of income reflect anticipated reorganization expenses resulting from the merger. We also anticipate that the merger will provide the combined company with some financial benefits that include reduced operating expense and opportunities to earn more revenue. However, we do not reflect any of these anticipated cost savings or benefits in the pro forma information. This pro forma financial information is provided for informational purposes only and does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had TriCo and North State been combined throughout those periods. All adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the unaudited historical interim periods have been included.

The information in the following tables are based on the historical financial information of TriCo and North State. You should carefully review this historical information.


                 TriCo Bancshares and North State National Bank
                 Pro Forma Condensed Consolidated Balance Sheet

                                                                          At December 31, 2002
                                                       ---------------------------------------------------------
                                                                           North       Pro Forma
                                                            TriCo          State      Adjustments       Total
                                                       ---------------------------------------------------------
                                                                    (dollars in thousands; unaudited)
Assets
Cash and due from banks                                $    67,170      $   7,526        $(5,090) 1   $ 69,606
Federal funds sold                                           8,100          3,215         (8,000) 1      3,315
                                                       ---------------------------------------------------------

   Cash and cash equivalents                                75,270         10,741        (13,090) 1     72,921
Investment securities                                      338,024         49,311            494       387,384
Loans                                                      687,522         82,713             --       770,235
Allowance for loan losses                                  (14,377)          (935)            --       (15,312)
Premises and equipment, net                                 17,224          1,389             --        18,613
Cash value of life insurance                                15,208             --             --        15,208
Other real estate owned                                        932             --             --           932
Accrued interest receivable                                  5,644            935             --         6,579
Core deposit intangible                                      4,043             --          5,195 5       9,238
Goodwill                                                        --             --         15,195 7      15,195
Other assets                                                15,084              0        (2,078) 6      13,006
                                                       -------------------------------------------------------

   Total assets                                        $ 1,144,574       $144,154        $ 5,271    $1,293,999
                                                       =======================================================
Liabilities
Deposits:
   Noninterest-bearing demand                              232,499         25,779             --       258,278
   Interest-bearing demand                                 182,816         18,199             --       201,015
   Savings                                                 297,926         53,280             --       351,206
   Time certificates                                       291,996         32,619             --       324,615
                                                       -------------------------------------------------------

   Total deposits                                        1,005,237        129,877             --     1,135,114
Accrued interest payable and
   other liabilities                                        17,399            231            690 2      18,320
Long-term debt and other borrowings                         22,924             --             --        22,924
                                                       -------------------------------------------------------

   Total liabilities                                   $ 1,045,560       $130,108       $    690    $1,176,358
                                                       =======================================================
Shareholders' equity
Common stock                                                50,472          3,067         15,560        69,099
Additional paid-in capital                                      --          4,243         (4,243)            0
Retained earnings                                           46,239          6,375         (6,375)       46,239
Accumulated other comprehensive income                       2,303            361           (361)        2,303
                                                       -------------------------------------------------------

   Total shareholders' equity                               99,014         14,046         4,5813       117,641
                                                       -------------------------------------------------------

Total liabilities and shareholders' equity              $1,144,574       $144,154       $  5,271    $1,293,999
                                                       =======================================================

Tier 1 capital                                          $   91,641        $13,686       $(13,731) 8    $91,596
Tier 2 capital                                              10,737            935             --        11,672
Total capital                                              102,378         14,621        (13,731) 8    103,268
Risk weighted assets                                       855,288         95,706             --       950,994
Average assets                                         $ 1,140,000       $145,893       $(13,090)   $1,272,803

Tier 1 risk-based capital ratio                             10.7%          14.3%                         9.6%
Total risk-based capital ratio                              12.0%          15.3%                        10.9%
Leverage ratio                                               8.3%           9.4%                         7.2%

------------------------
See Notes to Pro Forma Unaudited Financial Information.



                 TriCo Bancshares and North State National Bank
              Pro Forma Condensed Consolidated Statements of Income

                                                                    Year Ended December 31, 2002
                                                    ----------------------------------------------------------
                                                        TriCo        North State       Adjust           Total
                                                    ----------------------------------------------------------
                                                (dollars in thousands, except share and per share amounts; unaudited)
Interest income:
   Interest and fees on loans                        $  52,472        $  5,636                       $  58,108
   Interest on federal funds sold                          606             117           $(100) 9          623
   Interest on investment securities                    11,618           2,104                          13,722
                                                    ----------------------------------------------------------
   Total interest income                                64,696           7,857            (100)         72,453
Interest expense:
   Interest on deposits                                 11,620           2,007                          13,627
   Interest on short-term borrowing                          2              --                               2
   Interest on long-term debt                            1,292              --                           1,292
                                                    ----------------------------------------------------------
   Total interest expense                               12,914           2,007                          14,921
                                                    ----------------------------------------------------------
Net interest income                                     51,782           5,850            (100)         57,532
                                                    ----------------------------------------------------------
Provision for loan losses                                2,800              --                           2,800
                                                    ----------------------------------------------------------
Net interest income after provision
   for loan losses                                      48,982           5,850            (100)         54,732
                                                    ----------------------------------------------------------
Noninterest income:
   Service charges and fees                             11,286             341                          11,627
   Gain on sale of investments                              --              55                              55
   Gain on sale of loans                                 3,641              --                           3,641
   Commissions on sale of NDIP                           2,467              --                           2,467
   Other                                                 1,786             143                           1,929
                                                    ----------------------------------------------------------
   Total noninterest income                             19,180             539                          19,719
Noninterest expense:
   Salaries and related benefits                        24,290           1,529                          25,819
   Intangible amortization                                 911              --             779 10        1,690
   Other                                                20,770           1,368                          22,138
                                                    ----------------------------------------------------------
   Total noninterest expense                            45,971           2,897             779          49,647
                                                    ----------------------------------------------------------
Income before income taxes                              22,191           3,492            (879)         24,804
   Provision for income taxes                            8,122           1,459            (352)          9,229
                                                    ----------------------------------------------------------
Net income                                         $    14,069      $    2,033       $    (527)    $    15,575
                                                  ============================================================
Shares outstanding end of period                     7,061,000       1,224,190        (500,190) 11   7,785,000
Average shares outstanding                           7,019,000       1,224,000        (500,000) 11   7,743,000
Diluted shares outstanding                           7,193,000       1,281,000        (497,000) 11   7,977,000
Per share data
   Basic earnings                                        $2.00           $1.66                          $2.01
   Diluted earnings                                      $1.96           $1.59                          $1.95

------------------------
See Notes to Pro Forma Unaudited Financial Information.



                 TriCo Bancshares and North State National Bank
              Pro Forma Condensed Consolidated Statements of Income

                                                                    Year Ended December 31, 2001
                                                    ----------------------------------------------------------
                                                        TriCo        North State       Adjust           Total
                                                    ----------------------------------------------------------
                                                (dollars in thousands, except share and per share amounts; unaudited)
Interest income:
   Interest and fees on loans                        $  58,730      $    6,114                       $  64,844
   Interest on federal funds sold                        1,506             227           $(100) 9        1,633
   Interest on investment securities                    11,762           2,210                          13,972
                                                    ----------------------------------------------------------
   Total interest income                                71,998           8,551                          80,449
Interest expense:
   Interest on deposits                                 21,507           3,248                          24,755
   Interest on short-term borrowing                          7              --                               7
   Interest on long-term debt                            1,972              --                           1,972
                                                    ----------------------------------------------------------
   Total interest expense                               23,486           3,248                          26,734
                                                    ----------------------------------------------------------
Net interest income                                     48,512           5,303            (100)         53,715
                                                    ----------------------------------------------------------
Provision for loan losses                                4,400             169                           4,569
                                                    ----------------------------------------------------------
Net interest income after provision
   for loan losses                                      44,112           5,134            (100)         49,146
                                                    ----------------------------------------------------------
Noninterest income:
   Service charges and fees                              8,095             335                           8,430
   Gain on sale of investments                           1,756             141                           1,897
   Gain on sale of loans                                 2,095              --                           2,095
   Commissions on sale of NDIP                           2,576              --                           2,576
   Other                                                 1,716             149                           1,865
                                                    ----------------------------------------------------------
   Total noninterest income                             16,238             625                          16,863
Noninterest expense:
   Salaries and related benefits                        21,199           1,492                          22,691
   Intangible amortization                                 911              --             779 10        1,690
   Other                                                18,497           1,252                          19,749
                                                    ----------------------------------------------------------
   Total noninterest expense                            40,607           2,744             779          44,130
                                                    ----------------------------------------------------------
Income before income taxes                              19,743           3,015            (879)         21,879
   Provision for income taxes                            7,324           1,226            (352)          8,198
                                                    ----------------------------------------------------------
Net income                                         $    12,419      $    1,789       $    (527)    $    13,681
                                                  ============================================================
Shares outstanding end of period                     7,000,980       1,224,190        (500,190) 11   7,724,980
Average shares outstanding                           7,072,588       1,216,493        (492,493) 11   7,796,588
Diluted shares outstanding                           7,219,229       1,267,399        (483,399) 11   8,003,229
Per share data
   Basic earnings                                        $1.76           $1.47                           $1.77
   Diluted earnings                                      $1.72           $1.41                           $1.72

------------------------
See Notes to Pro Forma Unaudited Financial Information.

Notes to Pro Forma Unaudited Financial Information

     The pro forma unaudited financial information was prepared based on North State shareholders receiving consideration of $13,090,000 in cash, 723,512 shares of TriCo stock valued at $23.81, and options to purchase 79,587 shares of TriCo stock at an average price of $6.22 per share. The total value of the stock and option portion of the consideration was $18,627,000. The $23.81 per share value of TriCo common stock noted above is the average closing price on the five trading days surrounding the merger agreement announcement date of October 7, 2002. The following adjustments were made:

(1)  Represents the $13,090,000 cash to be paid in the merger.
(2) Represents the estimated nonrecurring costs to be recognized prior to the transaction which had not been paid or accrued as of December 31, 2002, net of the appropriate tax benefits at an assumed marginal tax rate of 40%. The estimated total pretax amounts of these expenses are as follows:
              Additional employee benefits             $   400,000
              Discontinued operations                      150,000
              Direct costs of transaction                  600,000
                                                       -----------
              Total                                     $1,150,000
                                                       ===========
(3) Represents the net effect of the issuance of TriCo stock and options for TriCo stock as part of the merger consideration and the elimination of North State's shareholders' equity as of December 31, 2002 in accordance with the purchase method of accounting for the transaction.

        Total value of TriCo stock
          and option consideration given                           $18,627,000
        Total value of North State
          shareholders' equity on December 31, 2002                (14,046,000)
                                                                   ------------
        Net adjustment to pro forma shareholders' equity           $  4,581,000
                                                                   ============

(4) Represents the market valuation of North State's investments as of December 31, 2002.
(5) Represents the identified core-deposit intangible asset estimated to be in the range of 3%-5% of North State's total deposits. These figures assume an estimate of 4% of North State's total deposits.
(6) Represents the deferred tax credit related to the core-deposit intangible. Assuming a marginal tax rate of 40%, this adjustment is 40% of the identified core-deposit intangible adjustment.
(7) Represents the unidentified intangible asset (goodwill) created in accordance with the purchase method of accounting for the transaction. The amount is calculated as follows:

       Cash consideration                                    $13,090,000
       Stock and option consideration                         18,627,000
                                                            -------------
          Total consideration                                $31,717,000
       Less: North State's shareholders' equity              (14,046,000)
       Less: Core-deposit intangible                          (5,195,000)
       Add: Deferred tax credit related
         to core-deposit intangible                            2,078,000
       Add: Nonrecurring costs net of tax                        690,000
       Less: Investment market valuation adjustment              (49,000)
                                                            -------------
          Total goodwill                                     $15,195,000
                                                            =============

(8)  Represents the addition to pro forma  shareholders'  equity as described in note 3 above less the sum of the intangible items described in notes 5, 6 and 7 above.
(9) Represents reduction in interest income from $8 million of federal funds sold which is expected to be used as part of the $13,000,000 cash to be paid to North State shareholders.
(10) Represents core-deposit amortization based on $5,195,000 of core-deposit intangible being created in the merger amortized on an accelerated basis over 10 years.
(11) Represents replacement of North State's outstanding common stock and options to purchase common stock with TriCo common stock and options to purchase common stock resulting in an increase of approximately 724,000 shares of TriCo stock outstanding and fully diluted shares of approximately 784,000.

EXHIBIT 99.3


PRESS RELEASE                                    Contact:   Thomas J. Reddish
                                                            Vice President & CFO
For Immediate Release                                       (530) 898-0300

 TRICO BANCSHARES ANNOUNCES CLOSING OF ACQUISITION OF NORTH STATE NATIONAL BANK
 ------------------------------------------------------------------------------

     Chico, CA - April 7, 2003. TriCo Bancshares (NASDAQ:TCBK), parent company of Tri Counties Bank, announced its acquisition of North State National Bank by the merger of North State into its wholly owned subsidiary, Tri Counties Bank, effective 5:01 pm on April 4, 2003. The acquisition and the related merger agreement dated October 3, 2003, was approved by the California Department of Financial Institutions, the Federal Deposit Insurance Corporation, and the shareholders of North State National Bank on March 4, March 7, and March 19, 2003, respectively.
     Under terms of the merger agreement, TriCo will issue $13,090,105 in cash, 723,511 shares of TriCo common stock, and options to purchase 79,587 TriCo common shares at an average exercise price of $6.22 per share in exchange for all of the 1,234,375 common shares and options to purchase 79,937 common shares of North State National Bank outstanding as of April 4, 2003. At March 31, 2003, TriCo Bancshares had 7,080,470 shares of common stock outstanding. Based upon TriCo's closing stock price of $25.65 on April 4, 2003, the aggregate value of the cash and the TriCo options and common stock to be issued in the merger would be approximately $33,195,000.
     The two former branches of North State National Bank opened today for business as Tri Counties Bank branches, and all customer service systems have been converted to Tri Counties Bank systems.
     Tri Counties Bank headquartered in Chico, California, has a 28 year history in the banking industry. Following the acquisition of North State, Tri Counties Bank now has approximately $1.3 billion in assets, and operates 34 traditional branch locations and 10 in-store branch locations in 20 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 55 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.




                 63 Constitution Drive, Chico, California 95973

Exhibit 99.4


          CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the use in this Form 8-K of our report dated January 30, 2003 (except for Note 15, as to which the date is March 19, 2003), relating to the financial statements of North State National Bank.



/s/ Perry-Smith LLP



Sacramento, California
April 14, 2003